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                                                                      EXHIBIT 99

          AGREEMENT REGARDING DISCLOSURE OF LONG-TERM DEBT INSTRUMENTS

              In reliance upon Item 601(b)(4)(iii)(A), of Regulation S-K, Westfield America, Inc., a Missouri corporation (the "Company"), has not filed as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, any instrument with respect to long-term debt not being registered where the total amount of securities authorized thereunder does not exceed 10 percent of the total assets of the Company and its subsidiaries on a consolidated basis. Pursuant to Item 601(b)(4)(iii)(A), of Regulation S-K, the Company hereby agrees to furnish a copy of any such agreement to the Securities Exchange Commission upon request.

                                       WESTFIELD AMERICA, INC.

                                       By:  /s/  PETER S. LOWY
                                       -----------------------
                                            Peter S. Lowy
                                            Co-President


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